UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2020

SL GREEN REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland

(State of Incorporation)

1-13199	13-3956775
(Commission File Number)	(I.R.S. employer identification number)

420 Lexington Avenue New York, New York	10170 (Zip Code)

(Address of principal executive offices)

(212) 594-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 7.01.	Regulation FD Disclosure

Members of senior management of SL Green Realty Corp. (the “Company”) will make a presentation during the Company’s 2020 Annual Investor Conference on Monday, December 7, 2020 (the “Investor Conference”). At the Investor Conference, the Company will provide its earnings guidance for the year ending December 31, 2021 of net income per share of $0.20 to $0.60, and Funds From Operations (“FFO”) per share of $6.30 to $6.70. In addition, the Company will affirm its previously announced earnings guidance for the year ending December 31, 2020 of FFO per share of $6.60 to $7.10.

The presentation will be available online via webcast on our corporate website at www.slgreen.com under the “Investors - Presentations & Webcasts” section. An audio replay and a copy of the presentation will be available on our corporate website following the Investor Conference.

The following table reconciles estimated net income per share (diluted) to FFO per share (diluted) for the years ending December 31, 2020 and 2021.

	Year Ending		Year Ending
	December 31,		December 31,
	2020 (1)	2020 (1)	2021 (1)	2021 (1)
Net income per share attributable to SL Green stockholders (diluted)	$3.10	$3.60	$0.20	$0.60
Add:
Depreciation and amortization	4.42	4.42	2.93	2.93
Joint ventures depreciation and noncontrolling interests adjustments	2.33	2.33	3.18	3.18
Net income attributable to noncontrolling interests	0.02	0.02	0.02	0.02
Depreciable real estate reserve	0.22	0.22	—	—
Less:
Gain on sale of real estate and discontinued operations, net	3.46	3.46	—	—
Equity in net gain on sale of interest in unconsolidated joint venture / real estate	—	—	—	—
Purchase price and other fair value adjustments	—	—	—	—
Depreciation on non-real estate assets	0.03	0.03	0.03	0.03
Funds From Operations per share attributable to SL Green common stockholders and noncontrolling interests (diluted)	$6.60	$7.10	$6.30	$6.70

(1) The weighted-average share counts used herein do not reflect the impact on share counts of the Company's stock dividend and reverse stock split announced on December 4, 2020 as the number of shares to be issued in connection with the dividend and the split ratio for the reverse stock split will be determined in January of 2021.

The information being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01.	Other Events

On December 7, 2020, the Company issued a press release announcing that the Company’s Board of Directors authorized an increase to the size of its share repurchase program by an additional $500 million. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)            Exhibits

99.1	Press release, dated December 7, 2020, announcing that the Company’s Board of Directors authorized an increase to the size of its share repurchase program.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer

Date: December 7, 2020